   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1999.
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                JORE CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

              MONTANA                             81-0465233
  (State or other Jurisdiction of              (I.R.S. Employer
  Incorporation or Organization)            Identification Number)

                             45000 HIGHWAY 93 SOUTH
                              RONAN, MONTANA 59864
                                 (406) 676-4900

   (Address and Telephone Number of Registrant's Principal Executive Offices)
                            ------------------------

          AMENDED AND RESTATED JORE CORPORATION 1997 STOCK OPTION PLAN
COMMON STOCK PURCHASE OPTION, DATED FEBRUARY 10, 1999, BETWEEN JORE CORPORATION
                                      AND
           WILLIAM M. STEELE, AS TRUSTEE FOR THE STEELE FAMILY TRUST
COMMON STOCK PURCHASE OPTION, DATED FEBRUARY 10, 1999, BETWEEN JORE CORPORATION
                               AND GARY S. HOUCK
                           (Full Title of the Plans)
                            ------------------------

                            DAVID H. BJORNSON, ESQ.
                             45000 HIGHWAY 93 SOUTH
                              RONAN, MONTANA 59864
                                 (406) 676-4900

           (Name, Address and Telephone Number of Agent for Service)
                            ------------------------

                                   COPIES TO:

                        WILLIAM E. VAN VALKENBERG, ESQ.
                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.
                         1325 FOURTH AVENUE, SUITE 1200
                         SEATTLE, WASHINGTON 98101-2509
                           TELEPHONE: (206) 464-0460
                           FACSIMILE: (206) 464-2857
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
                 REGISTERED                     REGISTERED(1)          SHARE(2)            PRICE(2)             FEE(2)
Common Stock, without par value.............      1,611,064            $11.9375          $19,232,076          $5,346.52

(1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Amended And Restated Jore Corporation 1997 Stock Option Plan (the "Plan"), the Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and William M. Steele, as trustee for The Steele Family Trust or the Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and Gary S. Houck as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon an estimated price per share of $11.9375 based on the average of the high ($12.00) and low ($11.875) sales prices for the Registrant's Common Stock on October 12, 1999, as reported by the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    Jore Corporation ("Jore" or the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of its Common Stock. The information required by Part I with respect to Amended And Restated Jore Corporation 1997 Stock Plan is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act. In addition, under cover of this Form S-8 is a Reoffer Prospectus that Jore prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended. The Reoffer Prospectus may be utilized for reofferings and resales of up to 311,064 shares of Common Stock of which 155,532 may be acquired by William M. Steele, as trustee of the Steele Family Trust under the Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and William
M. Steele and of which 155,532 may be acquired by Gary S. Houck under the Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and Gary S. Houck.

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

                                JORE CORPORATION
    FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED
                             BY PART I OF FORM S-3

FORM S-3 ITEM NUMBER                                                         LOCATION/HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Cover
             page of Prospectus.................................  Front Cover page

       2.  Inside Front and Outside Back Cover Page of
             Prospectus.........................................  Available Information; Incorporation of Certain
                                                                  Information by Reference

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  Risk Factors

       4.  Use of Proceeds......................................  Not applicable

       5.  Determination of Offering Price......................  Not applicable

       6.  Dilution.............................................  Not applicable

       7.  Selling Security Holder..............................  Selling Security Holder

       8.  Plan of Distribution.................................  Plan of Distribution

       9.  Description of Securities to be Registered...........  Not Applicable

      10.  Interests of Named Experts and Counsel...............  Not Applicable

      11.  Material Changes.....................................  Not Applicable

      12.  Incorporation of Certain Information.................  Documents Incorporated by Reference

      13.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  Indemnification

REOFFER PROSPECTUS

                             SHARES OF COMMON STOCK
                                JORE CORPORATION

    This Reoffer Prospectus relates to 311,064 shares of the common stock, par value $0.001 (the "Common Stock"), of Jore Corporation ("Jore" or the "Company"), which may be offered from time to time by William M. Steele, as trustee for The Steele Family Trust and Gary S. Houck (the "Registered Stockholders"). It is anticipated that the Registered Stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market System on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Registered Stockholders will be borne by such Registered Stockholder.

    The Common Stock is traded on the Nasdaq National Market System under the symbol "JORE".

    The Registered Stockholders and any broker executing selling orders on behalf of the Registered Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the 1933 Act.

           THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD
                  BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD
                      THE LOSS OF THEIR ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 5.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                The date of this Prospectus is October 13, 1999.

                             AVAILABLE INFORMATION

    The Company became subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") upon the first date on which its Common Stock was registered under Section 12(g) of the 1934 Act and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 219 South Dearborn Street, Chicago, IL 60604; 26 Federal Plaza, New York, NY 10007; and 5757 Wilshire Boulevard, Los Angeles, CA 90036, at prescribed rates. The Commission also maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding registrants, including Jore Corporation, that file electronically with the Commission at http://www.sec.gov. The Common Stock is quoted on the Nasdaq National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

    The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public accountants.

    A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered upon the oral or written request of such person. Such request should be directed to David Bjornson, Jore Corporation, 45000 Highway 93 South, Ronan, Montana 59864. Our telephone number is (406) 676-4900.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------
THE COMPANY...............................................................................................           3

RISK FACTORS..............................................................................................           5

REGISTERED STOCKHOLDERS...................................................................................          13

PLAN OF DISTRIBUTION......................................................................................          14

USE OF PROCEEDS...........................................................................................          15

DOCUMENTS INCORPORATED BY REFERENCE.......................................................................          15

INDEMNIFICATION...........................................................................................          15

                                  THE COMPANY

    Jore Corporation is a leader in the design, manufacture and marketing of innovative power tool accessories and hand tools for the do-it-yourself and professional craftsman markets. We offer a comprehensive system of proprietary drilling and driving products that save users time through enhanced functionality, productivity and ease of use. We manufacture our products using advanced technologies and equipment designs, thus achieving competitive advantages in cost, quality and production capacity. Our products are sold under private labels to the industry's largest retailers and power tool manufacturers, such as Sears, Roebuck and Co., TruServ Corporation, Black & Decker Corporation and Makita Corporation. In addition, we recently signed an agreement with The Stanley Works that grants us an exclusive license to sell power tool accessories under the STANLEY-C- brand.

    The cornerstone of our power tool accessories portfolio is a patented quick change drilling and driving system that enables single-handed interchangeability of a full range of hex-shank drilling, driving and surface preparation accessories. In addition to quick interchangeability, our hex-shank accessories provide enhanced torque transmission as compared to traditional round-shank products. Our system also includes our patented reversible drill and driver and screw guide accessories. We are broadening our product portfolio to include a variety of other power tool accessories such as saw blades, router bits and other accessories. We also have recently begun to offer several proprietary hand tools with innovative features for improved functionality.

    The development and commercial availability of cordless power tools since the early 1980s has created a growing installed base of these tools among do-it-yourself consumers, professional craftsmen and industrial users. The increased use of cordless power tools has led to a growing demand for new and improved power tool accessories. According to industry sources and our market research, we believe that the worldwide addressable market for our products is approximately $13.0 billion in 1999. In the United States in 1999, our addressable market is approximately $5.7 billion per year, consisting of $3.0 billion for power tool accessories and $2.7 billion for hand tools. The drilling and driving accessories market in 1999 represents approximately $1.3 billion of the domestic power tool accessories market. The remainder of the power tool accessories market consists of saw blades, router bits and other accessories.

    Our objective is to be the leading manufacturer of innovative products for the global power tool accessories market. Our growth strategy includes the following specific elements:

    --EXPAND THE INSTALLED BASE AND APPLICATIONS OF OUR DRILLING AND DRIVING SYSTEM--The base of consumers using our proprietary quick change connectors is rapidly expanding. We believe that we can provide many new and complementary hex-shank accessory products into this growing installed base. Accordingly, we intend to develop and introduce new accessories within our drilling and driving system.

    --BROADEN OUR PRODUCT PORTFOLIO--We are broadening our product portfolio to include other innovative products, such as select hand tools with proprietary features. In addition, we are using our proprietary manufacturing processes to achieve cost leadership in producing traditional round-shank drill bits. We also will introduce other power tool accessories and hand tools under the STANLEY-Registered Trademark- brand and our customers' private labels. We will continue to seek opportunities to license new or existing products and technologies to complement our internal product development efforts.

    --ENHANCE EXISTING CUSTOMER RELATIONSHIPS--We believe that there are significant opportunities to expand our sales to existing customers. We plan to increase the number of products available to our customers, establish a presence in customer stores at which Jore Corporation products are currently not sold, and offer our products under different brands to enable our customers to effectively target various price points and consumer segments.

    --DEVELOP NEW CUSTOMER RELATIONSHIPS--In order to broaden our customer base, we are developing and expanding our relationships with retailers such as The Home Depot Inc., Lowes Companies, Inc., Ace Hardware Corporation and others. We believe that our ability to offer our products under both private labels and the STANLEY-C- brand greatly improves our ability to supply these retailers.

    --EXPAND INTO THE INDUSTRIAL MARKET--We believe that the rapid interchangeability of our accessories will also offer productivity enhancements to industrial users. Consequently, we intend to introduce our drilling and driving system to the industrial market, which we believe is approximately equal in size to the retail market that we presently serve. We also plan to competitively supply the industrial market with our internally produced round-shank drill bits.

    --EXPAND INTO FOREIGN MARKETS--We have expanded the distribution of our products into Canada and intend to begin selling our products in Europe. We will continue to evaluate opportunities to offer our products in other foreign markets.

We are incorporated in Montana and our principal offices are located at 45000 Highway 93 South, Ronan, Montana 59864. Our telephone number is (406) 676-4900.

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS MATERIALIZE, OUR BUSINESS, OPERATING RESULTS, AND FINANCIAL CONDITION COULD BE MATERIALLY HARMED. THIS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

    OUR RAPID GROWTH MAY MAKE IT DIFFICULT TO EFFECTIVELY ALLOCATE OUR RESOURCES AND MANAGE OUR BUSINESS

    We are experiencing significant growth in the sales of our products, the number of employees and the amount of our production and cannot assure that we will be able to manage any future growth effectively. We recently expanded our operations by hiring additional personnel, increasing production capacity and upgrading our information systems. Continued growth could strain our management, production, engineering, financial and other resources. To manage our growth effectively, we must add manufacturing capacity while maintaining high levels of quality, manufacturing efficiency and customer service. We also must continue to enhance our operational, financial and management systems and successfully attract, train, retain and manage our employees. Any failure to manage our growth effectively could have a material adverse effect on our business, financial condition and results of operations, such as declines in revenues and profit margins.

    THE LOSS OF A LARGE CUSTOMER COULD RESULT IN A SUBSTANTIAL DECREASE IN REVENUES

    Historically, most of our sales have been derived from a small number of customers and, due to the continuing consolidation of the industry's distribution channels, we expect a significant portion of our future sales to remain concentrated among a limited number of customers. In 1997, sales to Sears, Black & Decker/DeWalt, Makita and Home Depot accounted for 31.9%, 21.5%, 25.6% and 17.0%, respectively, of our net revenues. In 1998, sales to Sears, Black & Decker/DeWalt and Makita accounted for 60.2%, 17.2% and 14.5%, respectively, of our net revenues. A significant decrease in sales to, or the loss of, any of our major customers would have a material adverse effect on our business, prospects, operating results and financial condition, such as a substantial decline in revenues.

    THE MARKETING OF OUR PRODUCTS UNDER THE STANLEY-C- BRAND MAY BE UNSUCCESSFUL AND MAY ADVERSELY AFFECT OUR RELATIONSHIPS WITH EXISTING CUSTOMERS

    In April 1999, we signed an agreement with The Stanley Works that grants us the exclusive license to sell power tool accessories under the STANLEY-C- brand and indemnifies us for damages and costs incurred in connection with any infringement claims arising out of our use of Stanley's trademarks and trade dress. Some of our existing customers may view our license arrangement with Stanley unfavorably, and therefore reduce or stop purchases of our products. For example, in June 1999, Black & Decker advised us that our proposed introduction of STANLEY-C- branded power tool accessories in yellow and black packaging would violate Black & Decker's trademark rights under its DEWALT-C- brand. In response to Black & Decker's assertions, Stanley filed a lawsuit, which we joined as a co-plaintiff, seeking a judgment that, among other things, the use of the colors yellow and black with the STANLEY-C- name or trademark on power tool accessories does not infringe or dilute Black & Decker's trademark rights. On July 7, Black & Decker asserted counterclaims against Stanley and Jore for unfaircompetition and trademark and trade dress infringement. This lawsuit poses the risks that:

    --We may be required to modify the colors of the packaging and promotional materials for our STANLEY-C--branded products which could diminish the value of, and limit our sales and growth prospects associated with, the STANLEY-C- brand;

    --We could incur significant expenses and be required to pay damages if Stanley fails to fulfill its indemnification obligations to us; and

    --Black & Decker could limit or terminate its business relationship with us.

    The occurrence of any of these events could have a material adverse effect on our business, operating results and financial condition by increasing our costs, reducing our sales and diverting management resources. In addition, retailers may choose not to offer our products under the STANLEY-C- brand. We cannot be certain that the time and resources we will spend marketing our products under the STANLEY-C- brand will lead to increased sales and profitability. Other potential risks in connection with this licensing agreement include:

    --The failure by Stanley to maintain the integrity and quality of its brand image in the minds of its consumers; and

    --Our inability to meet the performance requirements of the licensing agreement may cause Stanley to terminate our agreement.

    OUR FAILURE TO DEVELOP NEW DISTRIBUTION CHANNELS COULD DIMINISH OUR REVENUE GROWTH

    We cannot assure that we will be able to develop new distribution channels or penetrate the industrial market or that this growth strategy can be implemented profitably. Our growth depends, in part, on our ability to develop new distribution channels, including penetration of the industrial market for our products. Challenges that we face in developing new distribution channels include:

    --Obtaining customer acceptance of our products;

    --Managing existing customer relationships;

    --Establishing relationships with new customers;

    --Displacing incumbent vendor relationships; and

    --Successfully introducing new products under the STANLEY-C- brand.

    Our failure to develop new distribution channels could have a material adverse effect on our business, operating results, and financial condition, particularly future revenue levels.

    THE LOSS OF ANY OF OUR KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO MANAGE OUR BUSINESS

    Our performance and future success depends to a significant extent on our senior management and technical personnel, and in particular on the skills, experience, and continued efforts of Matthew Jore, Jore Corporation's founder, President and Chief Executive Officer. The loss of Matthew Jore or any of our other key personnel could have a material adverse effect on our business and prospects. We have an employment agreement with Matthew Jore but do not have employment agreements with any of our other employees.

    OUR PRODUCTION PROCESSES COULD BE DISRUPTED AND OUR COST OF PRODUCTION COULD INCREASE SIGNIFICANTLY IF OUR MANUFACTURING

EQUIPMENT DOES NOT MEET PERFORMANCE EXPECTATIONS OR IS NOT AVAILABLE FOR FUTURE PURCHASE

    The failure of our manufacturing equipment to perform reliably and as designed, our inability to source such equipment from present suppliers, or the obsolescence of our equipment could disrupt our production processes, reduce our sales and increase production costs. Our business is dependent on the successful implementation and operation of advanced manufacturing technologies. Our manufacturing equipment may fail to meet our performance requirements or continue to operate reliably because of unexpected design flaws or manufacturing defects. Moreover, we may be unable to continue to obtain equipment and supplies from our present suppliers if they cease producing or selling such equipment or supplies or opt not to sell to us. In addition, we cannot be certain that our manufacturing processes will remain competitive with new and evolving technologies.

    OUR INABILITY TO INTRODUCE NEW PRODUCTS THAT ARE ACCEPTED BY THE MARKET COULD ADVERSELY AFFECT OUR SALES, OUR REPUTATION AS AN INNOVATIVE MANUFACTURER AND OUR ABILITY TO OBTAIN NEW CUSTOMERS

    Our future success will depend in part on our continuous and timely development and introduction of new products that address evolving market requirements. We cannot assure that our new products will be introduced on a timely basis or will achieve market acceptance. We may be unable to successfully develop and produce new products because of a lack of market demand, production capacity constraints or the lack of relevant technical and engineering expertise. Factors affecting the market acceptance of our new products include:

    --Functionality, quality and pricing;

    --Demand from end-users;

    --Favorable reviews in trade publications;

    --Adequate marketing support;

    --The introduction of competitive products; and

    --General trends in the power and hand tool industries and the home improvement market.

    OUR GROWTH STRATEGY DEPENDS IN PART ON OUR EXPANSION INTO FOREIGN MARKETS, WHICH MAY BE DIFFICULT OR UNPROFITABLE

    We intend to expand distribution of our products in foreign markets. Because of the size and continued growth of the power tools accessories market outside North America, the failure to successfully enter foreign markets could limit our growth prospects. In our attempt to enter foreign markets, we may expend financial and human resources without a corresponding increase in revenues and profitability. We cannot assure that we will be able to penetrate foreign markets or that this growth strategy can be implemented profitably. Penetrating and conducting business in foreign markets involves challenges, including:

    --Local acceptance of our products;

    --Currency controls and fluctuations in foreign exchange rates;

    --Regulatory requirements such as tariffs and trade barriers;

    --Longer payment cycles and increased difficulty in collecting accounts receivable;

    --Unfavorable tax consequences; and

    --Transportation and logistics.

    WE FACE COMPETITION IN THE POWER TOOL ACCESSORIES AND HAND TOOLS MARKETS

    The power tool accessories and hand tools markets are mature and highly competitive. We cannot assure that we will be able to compete in our target markets. In the power tool accessory market competitors include Vermont American Corporation, Black & Decker Corporation, Greenfield Industries, Inc., a wholly-owned subsidiary of Kennametal Inc., American Tool Companies, Inc., Snap-On Incorporated and others, as well as a number of other companies that supply products under private labels to OEM and retail customers. Some of these competitors offer products similar to ours or different products with similar functionalities. In particular, Black & Decker has developed a product line with similar characteristics to our quick-change system. In the hand tool market, competitors include American Tool Companies, Inc., Cooper Industries, Inc., The Stanley Works and others, including foreign manufacturers such as Sandvik AB.

    Many of our competitors are established companies that have significantly greater financial, technical, manufacturing, sales and marketing, and support resources than Jore Corporation. In addition, many of our competitors own well-known brands, enjoy large end-user bases, and benefit from long-standing customer relationships. We believe that consumers in our markets generally are loyal to a particular brand. Therefore, it may be difficult to generate sales to consumers who have purchased products from competitors. Our failure to compete successfully against current or future competitors would have material adverse effects on our business, operating results, and financial condition including loss of customers, declining revenues and loss of market share.

    OUR DEPENDENCE ON CUSTOMER FORECASTS TO MANAGE OUR BUSINESS MAY CAUSE US TO MISALLOCATE OUR PRODUCTION, INVENTORY OR OTHER RESOURCES

    Significant or numerous cancellations, reductions or delays in orders by a principal customer or a group of customers could have a material adverse effect on our revenues, inventory levels and profit margins. We rely on our customers' forecasts to anticipate their future volume of orders, which typically do not become contractual obligations until approximately 30 days prior to shipment. We rely on these forecasts when making commitments regarding the level of business that we will seek and accept, the mix of products that we intend to manufacture, the timing of production schedules, and our use of equipment and personnel. The size and timing of orders placed by our customers varies due to a number of factors, including consumer demand, inventory management by customers, our customers' manufacturing or marketing strategies, and fluctuations in demand for competing and complementary products. In addition, a variety of economic conditions, both specific to individual customers and generally affecting the markets for our products, may cause customers to cancel, reduce or delay orders that were previously made or anticipated.

    OUR BUSINESS IS SEASONAL AND OUR OPERATING RESULTS ARE SUBJECT TO QUARTERLY FLUCTUATIONS

    Seasonality and unanticipated changes in customer demand could cause our revenue, expenses, inventory levels and operating results to fluctuate. Currently, the majority of our sales occur during the third and fourth fiscal quarters and our operating results depend significantly on the holiday selling season. In 1997 and 1998, approximately 69% and 67%, respectively, of our net revenues were generated during the third and fourth quarters. To support this sales peak, we anticipate demand and build inventories of finished goods throughout the first two fiscal quarters. In addition, our customers may reduce or delay their orders during the first two fiscal quarters to balance their inventory between the holiday selling seasons. As a result, our levels of raw materials and finished goods inventories tend to be at their highest, relative to sales, during the first half of the year. These factors can cause variations in our quarterly operating results and potentially expose us to greater adverse effects of changes in economic and industry trends. In addition, a substantial portion of our sales depends upon receiving purchase orders for products to be manufactured and shipped in the same quarter in which these orders are received. While we monitor our customers' needs, we typically have a small backlog relative to net revenues, and a significant portion of our orders are placed for production and delivery within a few weeks from receipt of the order. As a result, the timing of revenue may be affected by changes in production volume in response to fluctuations in customer and end-user demand, introduction of new products by customers, and balancing of customers' inventory to their sales estimates.

    UNSATISFACTORY PERFORMANCE OF OUR NEW INFORMATION TECHNOLOGY SYSTEM COULD SLOW OUR GROWTH

    The satisfactory performance and reliability of our information systems are essential to our operations and continued growth. We have implemented a new information technology system that became operational during August 1999. If the system fails to perform reliably or otherwise does not meet our expectations, we could experience design, manufacturing, and shipping delays which, in turn, could increase our costs and result in deferred or lost sales. Failure to maintain our new information system, or unsatisfactory performance of the system, could disrupt manufacturing operations and reporting systems, cause delays in production and shipping of product, and adversely affect our responsiveness to customers.

    THE LOSS OR NON-PERFORMANCE OF OUR SALES REPRESENTATIVE COULD DISRUPT OUR SALES EFFORTS

    We coordinate our sales and marketing activities with a sales representative, Manufacturers' Sales Associates, LLC. In 1998, Manufacturers' Sales Associates and its affiliate received a commission on all of our sales. The failure or inability of Manufacturers' Sales Associates to represent us effectively, maintain relationships with our customers, attract new customers, or satisfactorily perform marketing activities could adversely affect our business, customer relationships, reputation and prospects for growth. Moreover, Manufacturers' Sales Associates can terminate its relationship with us at any time without penalty. Termination of this relationship would require us either to conduct all of our sales and marketing activities internally or retain another sales and marketing representative. Any such change could disrupt our sales efforts and damage our customer relationships.

    EXISTING AND POTENTIAL LITIGATION MAY DIVERT MANAGEMENT RESOURCES AND COULD ADVERSELY AFFECT OUR OPERATING RESULTS

    From time to time we have been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business. Such claims, even if not meritorious, could require the expenditure of significant financial and managerial resources. On August 16, 1999, Pete K. Block and Paul
K. Block instituted separate actions in Montana District Court against us, Matthew Jore individually and dba Jore Enterprises, Michael Jore and Merle Jore. In their complaints, the Blocks alleged, among other things, that they are collectively entitled to a 25% interest in the capital stock of Jore Enterprises and any successor corporation. Their lawsuits are based in part upon an agreement, dated October 10, 1989, between the Blocks and Matthew, Michael and Merle Jore. The Blocks seek as remedies dissolution of Jore Corporation and a preliminary injunction preventing us from proceeding with this offering. In addition, the Blocks have alleged that they have suffered damages of not less than $10 million and are seeking compensatory and punitive damages, attorneys' fees and costs, and injunctive relief preventing any reorganization or sale that would cause them to collectively own less than 25% of the equity of Jore Enterprises and any successor corporation.

    Litigation is inherently uncertain, and we cannot assure that we and/or the Jores will prevail in the suit. To the extent that the Blocks become entitled to shares of our common stock as a result of the suit, we may be required to recognize an expense equal to the number of shares issued multiplied by the fair value of the common stock on the date of issuance. Satisfaction of such liabilities through the issuance of shares could result in the recognition of future expenses, which could have a material adverse effect on our results of operations.

    WE SUBSTANTIALLY RELY ON CONTRACTS WITH AFFILIATES WHOSE INTERESTS MAY NOT ALWAYS COINCIDE WITH THOSE OF OUR PUBLIC SHAREHOLDERS

    The existence of, or potential for, conflicts-of-interest between two of our directors and us could adversely influence decisions relating to sales and marketing and printing and packaging of our products. We rely substantially on our sales representative, Manufacturers' Sales Associates, for sales and marketing assistance and on Printing Press Incorporated for printing and packaging materials. Our director William M. Steele is the managing member and owns 50% of Manufacturers' Sales Associates, and our director Bruce Romfo owns 30% of Printing Press Incorporated. In 1998, Manufacturers' Sales Associates and its affiliate earned an aggregate of $1.8 million in sales commissions and we purchased $2.0 million printing and packaging materials from Printing Press. Because of their significant ownership stakes in these two entities, the interests of Messrs. Steele and Romfo may diverge from those of Jore Corporation and its public shareholders.

    UNFAVORABLE CHANGES IN COSTS AND AVAILABILITY OF RAW MATERIALS MAY ADVERSELY AFFECT OUR MANUFACTURING OPERATIONS AND ABILITY TO SATISFY OUR CUSTOMERS' ORDERS

    We purchase raw materials, key components and certain products from third party vendors. Although there are alternative sources for these raw materials, components, and products, we could experience manufacturing and shipping delays if it became necessary to change or replace current suppliers, or to produce certain components or products internally. In addition, the prices of raw materials supplied by certain vendors are influenced by a number of factors, including general economic conditions, competition, labor costs, and general supply levels. Our inability to obtain reliable and timely supplies of out-sourced products and components and raw materials on a cost effective basis, or any unanticipated change in suppliers, could have a material adverse effect on our manufacturing operations, revenues and profitability.

    WE DEPEND ON PATENT, TRADEMARK AND TRADE SECRET PROTECTION TO MAINTAIN OUR MARKET POSITION

    Our success depends in part on our ability to obtain patent protection for our products, maintain trade secret protection for our proprietary processes, and operate without infringing on the proprietary rights of others. Our existing U.S. and foreign patents expire between 2002 and 2012. We have filed, and intend to file, applications for additional patents covering our products. We cannot be certain that any of these patent applications will be granted, that any future inventions that we develop will be patentable or will not infringe the patents of others, or that any patents issued to or licensed by us will provide us with a competitive advantage or adequate protection for our technology. In addition, we cannot assure that any patents issued to or licensed by us will not be challenged, invalidated or circumvented by others. We believe that trademarks owned or licensed by us enhance our position in the marketplace and are important to our business. Our inability to use any of our trademarks could adversely affect our customer relationships and revenues. We cannot be certain that we will retain full rights to use our trademarks in the future.

    THE COST OF PROTECTING AND DEFENDING OUR PATENTS, TRADEMARKS AND TRADE SECRETS MAY BE SIGNIFICANT

    The defense and prosecution of patent claims, and litigation involving intellectual property rights generally, is both costly and time consuming. If any of our products are found to have infringed any patent or other third party proprietary right, we may be unable to obtain licenses to continue to manufacture and sell such products or may have to pay damages as a result of such infringement. We endeavor to protect our trade secrets by entering into confidentiality agreements with third parties, employees and consultants and generally control access to our facilities and distribution of our proprietary documentation and other materials. Confidentiality and non-disclosure obligations are difficult to enforce, however, and we may lack an adequate remedy for breach of a confidentiality agreement. Moreover, a third party could gain access to our trade secrets through means other than by breach of a confidentiality agreement, or could develop independently a process substantially similar to our trade secrets. In addition, the laws of other countries in which we market or may market our products may afford little or no effective protection of our intellectual property.

    WE COULD BECOME SUBJECT TO PRODUCT LIABILITY LAWSUITS

    We face a potential risk of product liability claims because our products may be used in activities where injury may occur such as the building and construction industries. Although we have product liability insurance coverage, we cannot be certain that this insurance will adequately protect us against product liability claims or that we will be able to maintain this insurance at reasonable cost and on reasonable terms. To the extent that we are found liable for damages with respect to a product liability claim and lack adequate insurance coverage to satisfy such claim, our business, operating results, and financial condition could be materially and adversely affected.

    THE JORE FAMILY CONTROLS ALL MATTERS REQUIRING SHAREHOLDER APPROVAL POSSIBLY IN CONFLICT WITH YOUR INTERESTS

    Matthew Jore, acting alone, or the Jore family, acting together, are able to control all matters requiring shareholder approval. Matthew Jore, President and Chief Executive Officer, his brother Michael Jore, Executive Vice President, trusts controlled by Matthew and Michael Jore, and other members of the Jore family beneficially own approximately 66.2% of our outstanding common stock or 64.3% if the underwriters' overallotment option granted by us in our initial public offering is exercised in full. Our Articles of Incorporation and Bylaws do not provide for cumulative voting; therefore, the Jore family will have the ability to elect all of our directors. The Jore family also will have the ability to approve or disapprove significant corporate transactions without further vote by the investors who purchase common stock in this offering. This ability to exercise control over all matters requiring shareholder approval could prevent or significantly delay another company or person from acquiring or merging with us.

    WE MAY NEED ADDITIONAL CAPITAL WHICH COULD DILUTE YOUR INTEREST IN US AND WHICH MAY NOT BE AVAILABLE WHEN NEEDED

    We believe that our cash resources, including borrowings under our credit facilities and cash from operations, and the net proceeds from this offering will be sufficient to finance our anticipated growth for approximately the next 12 months. However, we may be required to raise additional equity or debt capital to continue our current levels of operations and to enhance our financial position for future operations. Financing may be unavailable to us when needed or, if available, may be on unfavorable terms or may be dilutive to our shareholders. If financing is unavailable to us or is available only on a limited basis, we may be unable to develop or enhance our products, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, operating results, and financial condition.

    WE USE DEBT WHICH CREATES FINANCIAL AND OPERATING RISK

    We have relied on debt and may seek additional debt funding in the future. As of June 30, 1999, we had approximately $18.3 million of outstanding long-term debt, net of current portion, which accounted for 71.0% of our total capitalization. Our leverage poses the risks that:

    --We may be unable to repay our debt due to a decline in revenues or disruption in cash flow;

    --We may be unable to obtain additional financing;

    --We must dedicate a substantial portion of our cash flow from operations to servicing the interest and principal payments on our debt, and any remaining cash flow may be inadequate to fund our planned operations;

    --We have pledged substantially all of our inventory and accounts receivable as collateral; and

    --We may be more vulnerable during economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions.

    ANY FAILURE OF OUR INFORMATION TECHNOLOGY AND COMPUTER CONTROLLED SYSTEMS TO BE YEAR 2000 COMPLIANT COULD SUBJECT US TO UNFORESEEN EXPENSES

    We may not accurately identify all potential Year 2000 problems within our business, and the corrective measures that we implement may be ineffective or incomplete. Any such problems could interrupt our ability to manufacture our products, process orders, accurately report operating and financial data or service our customers. Similar problems and consequences could result if any of our key suppliers or customers experience Year 2000 problems. Our failure or the failure of our significant suppliers and customers to adequately address the Year 2000 issue could adversely affect our business, operating results and financial condition.

    OUR LOCATION ON PRIVATE PROPERTY WITHIN A NATIVE AMERICAN RESERVATION COULD SUBJECT US TO UNFORESEEN REGULATION

    Our corporate offices and manufacturing facilities are located on private property within the Flathead Indian Reservation. We may be or become subject to the jurisdiction of the tribal government or court in any disputes involving any of the three tribes located on the reservation or their members. In particular, the tribal government may seek to assert civil regulatory authority over the conduct of our business under federal laws and treaties under which any of the tribes, their members, or non-member successors to ownership of land formerly owned by members of any of the tribes have senior priority. In addition, the tribal government may have the ability to regulate certain of our activities if those activities are shown to directly affect any of the tribes, if we enter into contracts with a tribe or its members, or if a tribe implements laws governing our business conduct. Currently, the tribal government does not regulate any of our business activities, however, any regulations that it may seek to impose could have a material adverse effect on our business, operating results and financial condition.

    FUTURE SALES OF CURRENTLY OUTSTANDING SHARES COULD NEGATIVELY AFFECT OUR STOCK PRICE

    The market price of our common stock could decrease as a result of sales of a large number of shares in the market after this offering or in response to the perception that such sales could occur. All of the 3,100,000 under the Plan will be freely tradable, 4,000,000 shares sold in our initial public offering will are freely tradable, while the 9,222,800 other shares outstanding after this offering, based on the number of shares outstanding on August 15, 1999, will be "restricted securities" as defined in Rule 144 of the Securities Act of 1933. Of these restricted securities 8,974,903 will be subject to 180-day lock-up agreements, including the 311,064 shares to be registered in this offering. After expiration of the lock-up period, all of such shares will be eligible for immediate sale, in certain instances subject to the volume limitations of Rule
144. D.A. Davidson & Co., co-managing underwriter in our initial public offering, can release shares from one or more of the lock-up agreements without our approval.

    CERTAIN PROVISIONS UNDER STATE CORPORATE LAW AND OUR CORPORATE CHARTER COULD HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE

    Certain provisions of our Articles of Incorporation, Bylaws and Montana corporate law could be used by our incumbent management to make it substantially more difficult for a third party to acquire control of Jore Corporation. These provisions could discourage potential takeover attempts and could adversely affect the market price of our common stock.

    POTENTIAL INVESTORS SHOULD NOT RELY ON STATEMENTS MADE IN OUR PRESS RELEASES WHEN DECIDING WHETHER TO PURCHASE OUR COMMON STOCK

    From time to time, we issue press releases concerning our products and business. In April 1999, for example, we issued a press release announcing a relationship with Time Domain Corporation. It contained statements regarding our belief that this relationship will allow us to produce an entirely new generation of tools. These statements may not be verifiable by third parties and were based on our internal development efforts and projections based on our understanding of Time Domain's inventions. As a result, these statements are subject to potential risks and uncertainties including many of the risks described in this prospectus. You should not rely on any of the statements from our press releases when deciding whether to purchase our common stock. Instead, you should rely only on the information contained in this prospectus when making an investment decision.

    WE HAVE ISSUED WARRANTS IN CONNECTION WITH OUR PRIVATE PLACEMENT THAT MAY BE DILUTIVE TO NEW INVESTORS

    In connection with our private placement of subordinated notes and warrants, we issued common stock purchase warrants that are exercisable at a price below the initial public offering price. We issued 367,400 warrants to purchase common stock at an exercise price of $9.10 and 281,933 warrants to purchase common stock at an exercise price of $10.00. If the price of our common stock is greater than the exercise price of the warrants when they are exercised, then new investors will suffer dilution and the holders of the warrants will obtain gains.

    WE MAY HAVE A CONTINGENT LIABILITY TO INVESTORS IN OUR BRIDGE FINANCING

    We may have a contingent liability to investors in the private placement of our subordinated notes and warrants that closed in August 1999. If these investors were to pursue an action against us for conducting a private placement that allegedly violated applicable securities law, we could be required to repay approximately $1.75 million in principal, plus interest thereon, in addition to the approximately $12.7 million in principal amount of notes that we expect to repay with the proceeds of this offering.

                            REGISTERED STOCKHOLDERS

    The following table sets forth information with respect to the beneficial ownership of Registered Stockholders based upon the corporate records of Jore as of October 4, 1999. Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 13,222,800 shares outstanding as of October 4, 1999 and generally includes voting or investment power with respect to securities. Shares of common stock options or warrants that are currently exercisable or exercisable within 60 days of October 4, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

    The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of Jore.

                           POSITION WITH                                                    NUMBER OF        PERCENTAGE OF
                                THE         NUMBER OF SHARES     PERCENTAGE OF SHARES     SHARES TO BE       SHARES OWNED
REGISTERED STOCKHOLDER        COMPANY      BENEFICIALLY OWNED     BENEFICIALLY OWNED     OFFERED HEREBY     AFTER OFFERING
------------------------  ---------------  -------------------  -----------------------  ---------------  -------------------
The Steele Family Trust,
  by William M. Steele
  as trustee............  Director and            155,532                    1.2%             155,532                  0%
                          Consultant
Gary S. Houck...........  Consultant              155,532                    1.2%             155,532                  0%

                              PLAN OF DISTRIBUTION

    The shares of Common Stock covered by this Reoffer Prospectus are being registered by Jore for the account of the Registered Stockholders.

    The Registered Stockholders may sell the shares in one or more transactions (which may involve one or more block transactions) on the Nasdaq National Market, in sales occurring in the public market off such system, in privately negotiated transactions or in a combination of such transactions. Each such sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. The Registered Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act as agent or acquire the shares as principal. Any broker-dealer participating in such transactions as agent may receive commissions from the Registered Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). The Registered Stockholders will pay usual and customary brokerage fees. Broker-dealers may agree with the Registered Stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the Registered Stockholders, to purchase as principals any unsold shares at the price required to fulfill the respective broker-dealer's commitment to the Registered Stockholders. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions.

    To the knowledge of the Company, there is currently no agreement with any broker or dealer respecting the sale of the shares offered hereby. In addition, the shares are subject to a Lock Up Agreement with the underwriters of our initial public offering and may not be resold until March 27, 2000, unless the Lock Up Agreement is released earlier. Upon the sale of any such shares, the Registered Stockholders or anyone effecting sales on behalf of the Registered Stockholders may be deemed an underwriter, as that term is defined under the Securities Act of 1933, as amended. We will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive the proceeds from sales by the Registered Stockholders. Sales will be made at prices prevailing at the time of such sales.

    The Company is bearing all costs relating to the registration of the shares. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Registered Stockholders or other party selling such shares. In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption form registration or qualification is available and is obtained.

                                USE OF PROCEEDS

    Jore will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by Jore, but all selling and other expenses incurred by the Registered Stockholders will be borne by such Registered Stockholders.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Jore hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    (a) The Company's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-78357 on Form S-1 filed with the SEC on September 23, 1999, together with any and all amendments thereto, in which there is set forth audited financial statements for each of the three years in the period ended December 31, 1998; and

    (b) The Company's Registration Statement No. 000-26889 on Form 8-A filed with the SEC on July 30, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                                INDEMNIFICATION

    In accordance with Montana law our Amended and Restated Articles of Incorporation include a provision that eliminates the personal liability of our directors to Jore Corporation for monetary damages arising from breach of fiduciary duty as directors, except for liability relating to:

    --acts or omissions that involve intentional misconduct or a knowing violation of law;

    --unlawful distributions; or

    --any transaction from which the director derived an improper personal benefit.

    In addition, our Bylaws provide that:

    --We must indemnify our directors and officers to the fullest extent permitted by Montana law, subject to certain exceptions;

    --We may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise required by law, our Amended and Restated Articles of Incorporation, our Bylaws or agreements; and

    --We must advance expenses, as incurred, to our directors and officers in connection with legal proceedings to the fullest extent permitted by Montana law.

    We have entered into indemnity agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. In addition, we intend to obtain directors' and officers' insurance providing indemnification for our directors, officers and certain employees for certain liabilities. We believe that these indemnification provisions and agreements are necessary to attract and retain qualified directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Jore Corporation, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

    The limitation of liability and indemnification provisions in our Amended and Restated Articles of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may diminish the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

    At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Jore Corporation, a Montana corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

        (a) The Company's Registration Statement on Form S-1 (No. 333-78357) and the prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, that contain audited financial statements for each of three years in the period ended December 31, 1998; and

        (b) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement (No. 000-26889) filed by the Company with the Commission on July 30, 1999.

    In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Montana Business Corporation Act provides that a director or officer of a corporation (i) shall, unless limited by the Articles of Incorporation, be indemnified by the corporation for expenses in defense of any action or proceeding if the director or officer is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding and (ii) may be indemnified by the corporation for expenses, judgments, fines, penalties and amounts paid in settlement of a proceeding, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), provided that no indemnification is permitted without court approval if the director or officer was adjudged liable to the corporation. The Registrant's Articles of Incorporation do not limit the Registrant's obligation to indemnify its directors and officers.

The Registrant's Articles of Incorporation limit the liability of its directors as permitted by the Montana Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for any action taken or any failure to take any action as a director, except for (i) the amount of financial benefit received by a director to which a director is not entitled,
(ii) an intentional infliction of harm on the corporation or its shareholders,
(iii) an unlawful distribution to shareholders or (iv) an intentional violation of criminal law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

    The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        4.1    Amended and Restated Articles of Incorporation (Filed as Exhibit 3.1 to the Company's Registration
               Statement on Form S-1 (No. 333-78357) and incorporated herein by reference)

        4.2    Bylaws (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-78357) and
               incorporated herein by reference)

        4.3    Form of Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement on
               Form S-1 (No. 333-78357) and incorporated herein by reference)

        4.4    Amended And Restated Jore Corporation 1997 Stock Option Plan (Filed as Exhibit 10.1 to the Company's
               Registration Statement on Form S-1 (No. 333-78357) and incorporated herein by reference)

        5.1    Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

       23.1    Consent of Van Valkenberg Furber Law Group P.L.L.C. (Included in Exhibit 5.1).

       23.2    Consent of Deloitte & Touche L.L.P., independent certified public accountants for the Company.

       24.1    Power of Attorney (Included in the signature page to this Registration Statement).

       99.1    Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and William M.
               Steele, as trustee for The Steele Family Trust (Filed as Exhibit 10.2 to the Company's Registration
               Statement on Form S-1 (No. 333-78357) and incorporated herein by reference)

       99.2    Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and Gary S. Houck
               (Filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (No. 333-78357) and
               incorporated herein by reference)

ITEM 9. UNDERTAKINGS

    A. The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities being offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronan, State of Montana, on the 13th day of October 1999.

                                JORE CORPORATION

                                By:             /s/ MATTHEW B. JORE
                                     -----------------------------------------
                                                  Matthew B. Jore
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes and appoints Matthew B. Jore and David H. Bjornson, or either of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of October, 1999.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman, President and
     /s/ MATTHEW B. JORE          Chief Executive Officer
------------------------------    (Principal Executive
       Matthew B. Jore            Officer)

                                Chief Financial Officer
    /s/ DAVID H. BJORNSON         and Director (Principal
------------------------------    Financial and Accounting
      David H. Bjornson           Officer)

     /s/ MICHAEL W. JORE
------------------------------  Executive Vice President
       Michael W. Jore            and Director

    /s/ THOMAS E. MAHONEY
------------------------------  Director
      Thomas E. Mahoney

      /s/ R. BRUCE ROMFO
------------------------------  Director
        R. Bruce Romfo

    /s/ WILLIAM M. STEELE
------------------------------  Director
      William M. Steele

     /s/ JAMES P. MATHIAS
------------------------------  Director
       James P. Mathias

    /s/ A. BLAINE HUNTSMAN
------------------------------  Director
      A. Blaine Huntsman

                               INDEX TO EXHIBITS

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        4.1    Amended and Restated Articles of Incorporation (Filed as Exhibit 3.1 to the Company's Registration
               Statement on Form S-1 (No. 333-78357) and incorporated herein by reference)

        4.2    Bylaws (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-78357) and
               incorporated herein by reference)

        4.3    Form of Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement on
               Form S-1 (No. 333-78357) and incorporated herein by reference)

        4.4    Amended And Restated Jore Corporation 1997 Stock Option Plan (Filed as Exhibit 10.1 to the Company's
               Registration Statement on Form S-1 (No. 333-78357) and incorporated herein by reference)

        5.1    Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

       23.1    Consent of Van Valkenberg Furber Law Group P.L.L.C. (Included in Exhibit 5.1).

       23.2    Consent of Deloitte & Touche L.L.P., independent certified public accountants for the Company.

       24.1    Power of Attorney (Included in the signature page to this Registration Statement).

       99.1    Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and William M.
               Steele, as trustee for The Steele Family Trust (Filed as Exhibit 10.2 to the Company's Registration
               Statement on Form S-1 (No. 333-78357) and incorporated herein by reference)

       99.2    Common Stock Purchase Option, dated February 10, 1999, between Jore Corporation and Gary S. Houck
               (Filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (No. 333-78357) and
               incorporated herein by reference)